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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                              -------------------

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Action of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 2, 2003


                           MERA PHARMACEUTICALS, INC.
                          (FORMERLY AQUASEARCH, INC. )

             (Exact name of Registrant as specified in its charter)

                              -------------------

           DELAWARE                 33-23460-LA            04-368-3628
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
incorporation or organization         Number)                Number)



                        777 SOUTH HIGHWAY 101, SUITE 215
                         SOLANA BEACH, CALIFORNIA 92075
                                 (858) 847-0747
          (Address and telephone number of principal executive offices)

                   73-4460 QUEEN KA'AHUMANU HIGHWAY, SUITE 110
                            KAILUA-KONA, HAWAII 96740
                                 (808) 326-9301
         (Address and telephone number of principal operations offices)


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      ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On September 2, 2003 the Company engaged Jewett, Schwartz & Associates ("Jewett Schwartz") to audit its financial statements. The decision to engage Jewett Schwartz was approved by the audit committee of the Company's board of directors and ratified by the full Board.

      Prior to its engaging Jewett Schwartz, the Company's financial statements were audited by Buttke, Bersch and Wanzek, PC ("Buttke Bersch"). On September 5, 2003 the Company notified Buttke Bersch that it had been dismissed as the Company's principal accountants. Buttke Bersch was initially engaged by the Company on January 16, 2002. During its engagement, Buttke Bersch audited the Company's financial statements for the fiscal years ended October 31, 2001 and 2002, and reviewed the Company's periodic filings on Form 10-Q and its current filings on Form 8-K. During the period of January 16, 2002 through September 5, 2003, there were no disagreements between the Company and Buttke Bersch on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Buttke Bersch, would have caused Buttke Bersch to make a reference to the subject matter of the disagreement(s) in connection with its audit of the Company's financial statements or its review of any periodic filings.

      Buttke Bersch's reports on the Company's financial statements for the years ended October 31, 2001 and 2002 did not express any adverse opinions or disclaimers of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. Buttke Bersch did express uncertainties about the Company's ability to continue as a going concern in its audit reports for the fiscal years ended October 31, 2001 and 2002.

           During the interim period ended January 31, 2003, Buttke Bersch provided the Company with comments and suggestions on the effectiveness of the Company's controls and procedures. Based on this evaluation and review, our chief executive officer and controller concluded that certain deficiencies related to the lack of segregation of conflicting duties with respect to cash and sales exist. Specific deficiencies in the cash area were that the interim controller performed conflicting duties of opening mail, receiving and disbursing monies, posting payments and performing bank reconciliations. Specific deficiencies in the sales area were that the sales associate authorized and initiated the approval of sales orders, facilitated inventory shipment, determined certain sales pricing and maintained inventory. These deficiencies existed primarily as a result of the Company's small staff, making segregation of duties difficult. However, they have been addressed and corrected by the Company through changes in internal controls described below. The identified deficiencies did not result in any known errors or the need to make any financial adjustments.

           In order to address the deficiencies determined to exist by the Company's chief executive officer and controller, as discussed above, the Company changed certain of its internal controls related to the segregation of duties. In the cash area, the Company changed its internal controls to replace the interim controller as a bank account signatory with an employee who does not perform conflicting functions. The Company implemented that corrective action in February 2003. In the sales area, the Company changed its internal controls to require that the sales associate receive approval from the president of the Company's nutraceuticals division for all sales orders above a certain minimum quantity, and that another employee who does not perform conflicting functions maintain inventory. The Company implemented those corrective actions in February 2003.

      A copy of a letter from Buttke Bersch addressed to the Securities and Exchange Commission stating whether Buttke Bersch agrees or disagrees with the above statements is attached as an exhibit to this Report on Form 8-K.








                                           MERA PHARMACEUTICALS, INC.

Dated:     November 12, 2003               By:  /s/ Daniel P. Beharry
                                                ------------------------
                                                Daniel P. Beharry
                                                Chief Executive Officer




EXHIBIT NUMBER    DESCRIPTION

16.1              Letter regarding change in certifying accountant, dated
                  October 29, 2003






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